UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 29, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33-0499007 (I.R.S. Employer Identification Number) 33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code:    (727) 579-5000

Item 7. Financial Statements and Exhibits

     (c) Exhibit 99.1 – Press Release

Item 9. Regulation FD Disclosure

     As further described in a press release issued on June 29, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced that it expects to file its annual report on Form 10-K for the fiscal year ended March 31, 2004 by the middle of July 2004. As required, Catalina Marketing Corporation previously filed a notification of late filing with the Securities and Exchange Commission under Rule 12b-25, but has determined that it will be unable to meet the filing deadline of June 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

June 30, 2004	CATALINA MARKETING CORPORATION

(Registrant)

/s/ Christopher W. Wolf

Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal
financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release